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                                                                      EXHIBIT 23

                         Consent of Independent Auditors

         We consent to incorporation by reference in the Registration Statement (Form S-8 No. 333-37440) pertaining to the Employee Stock Purchase Plan of HealthStream, Inc. of our report dated May 17, 2002, with respect to the financial statements of the HealthStream, Inc. Employee Stock Purchase Plan included in this Annual Report (Form 11-K) as of March 31, 2002 and 2001 and for the year ended March 31, 2002 and the period April 10, 2000 (date of inception) to March 31, 2001.

                                            Ernst & Young LLP

Nashville, Tennessee
May 22, 2002


















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